SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 AND 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 1998.

                        THERMOGENESIS CORP.
____________________________________________________________________________
      (Exact Name of Registrant as Specified in its Charter)

DELAWARE                       0-16375                         94-3018487
(State or other            (Commission                       (IRS Employer
jurisdiction)               file number)                   Identification No.)

           3146 GOLD CAMP DRIVE, RANCHO CORDOVA, CA   95670
           (Address of Principal Executive Officer)(Zip Code)

Registrant's telephone number, including area code:   (916) 858-5100

Item 5. Other

On February 16, 1998, the Company entered into an exclusive Distribution Agreement (the "Agreement") with Dideco S.p.A., located in Mirandola, Italy. Pursuant to the Agreement, Dideco S.p.A. will act as the Company's exclusive distributor in Europe of the Company's CryoSeal System, which consists of a small, floor-standing thermodynamic machine, a disposable blood processing plastic container used to harvest cryoprecipitate ("Cryo") from plasma, and a disposable two-tipped applicator used to apply the Cryo on wound sites during surgical procedures. The system is designed to simplify and streamline the harvesting of clotting and adhesive proteins from a surgical patient's plasma for application during surgical procedures in Europe.

Under the Agreement, the Company will manufacture and sale the CryoSeal System to Dideco for distribution in (i) all of Europe west of the Ural Mountains, including all countries, territories, provinces and other jurisdictions within the European Union and the other portions of Europe, including, without limitation, the United Kingdom, France, the Benelux countries, Germany, Switzerland, Spain, Portugal, Italy, Austria, Greece, Yugoslavia, Turkey, Hungary, the Czech Republic, Slovakia and the other countries of Eastern Europe, and Russia and the other countries and territories that formerly constituted the Union of Soviet Socialist
Republics, and (ii) Israel, but specifically excluding Denmark, Finland, Norway and Sweden.
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The Agreement is for an initial term of three years, commencing on the date the Company obtains CE certification for the CryoSeal System and its components, with provision for annual renewals thereafter. In addition to distribution, Dideco will also establish service and warranty repair centers or operations to for the CryoSeal System in the territory.

The Agreement contains certain milestone dates and performance obligations directed at bringing the product to market as early as possible and Dideco's maintenance of exclusivity. The Agreement also grants Dideco a future right to obtain a manufacturing license for the plastic disposable container used with the system for Europe upon meeting certain sales threshold and satisfaction of other conditions, including payment of license fees.

Dideco S.p.A., a part of the SORIN Biomedical Group active in various medical device areas, such as cardiovascular, hemodialysis and blood banking, is  a  leader  in  the  manufacture  and  distribution of advanced medical devices, and has a large base of presently installed autotransfusion devices in the European Operating theater.


Item 7(c). Exhibits.

10. Distribution Agreement by and between THERMOGENESIS CORP. and Dideco S.p.A entered into and effective February 16, 1998. Portions of the Distribution Agreement have been omitted pursuant to a request for confidential treatment.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     THERMOGENESIS CORP.


Dated: February 26, 1998           By:
                                      Philip Coelho, Chief Executive Officer






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